Exhibit 5.1

August 2, 2005

MWI Veterinary Supply, Inc.
6515 S. Stratford Drive
Suite 100
Meridian, ID 83642

  Re:
  Form S-1 Registration Statement

Gentlemen and Ladies:

        We have acted as your counsel in connection with the preparation and filing of the Registration Statement on Form S-1 filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the proposed issuance of shares (the "Shares") of your Common Stock, par value $.01 per share, ("Common Stock") with an aggregate offering price of up to $9,966,678, which will be sold to the Underwriters named in the Registration Statement pursuant to the Underwriting Agreement substantially in the form as filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

        We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

        Based upon and subject to the foregoing, we are of the opinion that when (i) the Underwriting Agreement has been duly authorized, executed and delivered and (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

        The opinion expressed herein is rendered for your benefit in connection with the transactions contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectuses contained therein under the caption "Legal Matters."

Very truly yours,

/s/ Dechert LLP